FORM OF STRUCTURING FEE AGREEMENT

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of [●], 2019 by and between BofA Securities, Inc. (collectively with its affiliates, “BofA Securities”) and Allianz Global Investors U.S. LLC (the “Investment Manager”).

WHEREAS, AllianzGI Artificial Intelligence & Technology Opportunities Fund (the “Fund”) is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its common shares of beneficial interest (the “Common Shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and the Investment Manager have entered into an underwriting agreement (the “Underwriting Agreement”), dated [●], 2019 with BofA Securities and the other underwriters named therein (the “Underwriters”);

WHEREAS, the Investment Manager is the investment adviser of the Fund;

WHEREAS, BofA Securities is acting as the lead underwriter in an offering of the Common Shares, made under the terms of the Fund’s prospectus dated [●], 2019, (the “Prospectus”); and

WHEREAS, the Investment Manager desires to provide a structuring fee to BofA Securities for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.

In consideration of BofA Securities’s providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Common Shares (the “Offering”), the Investment Manager shall pay BofA Securities an aggregate fee equal to [●]% of the total price to the public of the Common Shares sold pursuant to the Prospectus (including all Initial Securities and Option Securities as such terms are described in the Underwriting Agreement) (the “Fee”). The Fee shall be paid within 10 calendar days of the Closing Time (as defined in the Underwriting Agreement) in an aggregate amount equal to [●]% of the total price to the public of the Common Shares on such Closing Time or Date of Delivery, as the case may be, or as otherwise agreed to by the parties. The sum total of all compensation to or reimbursement of underwriters in connection with the offering, including all forms of additional compensation, shall not exceed [●]% of the total price of the Common Shares sold in the offering. In the event the offering does not proceed, BofA Securities will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to BofA Securities pursuant to the terms of the Underwriting Agreement.

2.

Notwithstanding Paragraph 1, in the event that the Investment Manager (or the Fund or any person or entity affiliated with the Investment Manager or the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer listed on Schedule A of the Underwriting Agreement (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Fund or its Common Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to BofA Securities hereunder, expressed as a percentage of the aggregate price to the public of the Common Shares sold by BofA Securities in the Offering (including any common shares over-allotted by BofA Securities in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as a percentage of the aggregate price to the public of the Common Shares sold by such Other Broker in the Offering (including any Common Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised).

3.

Nothing herein shall be construed as prohibiting BofA Securities or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers).

4.

The Investment Manager acknowledges that BofA Securities did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of BofA Securities, and BofA Securities is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with acting as lead underwriter in an offering of the Common Shares.

5.

This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Paragraph 1 hereof, or upon the termination of the Underwriting Agreement without the Common Shares having been delivered and paid for.

6.

The Investment Manager has furnished BofA Securities with such information as BofA Securities believes appropriate to its assignment hereunder (all such information so furnished being the “Information”). The Investment Manager recognizes and confirms that BofA Securities (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of the Investment Manager’s knowledge, the Information furnished by the Investment Manager, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Investment Manager will promptly notify BofA Securities if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to BofA Securities.

7.

The Investment Manager agrees that BofA Securities shall have no liability to the Investment Manager or the Fund for any act or omission to act by BofA Securities in the course of its performance under this Agreement, in the absence of gross negligence, willful misconduct or bad faith on the part of BofA Securities. The Investment Manager agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

8.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

9.

No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Investment Manager and BofA Securities consent to the jurisdiction of such courts and personal service with respect thereto. Each of BofA Securities and the Investment Manager waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of BofA Securities and the Investment Manager agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which BofA Securities or the Investment Manager, respectively, is or may be subject, by suit upon such judgment.

10.	This Agreement may not be assigned by either party without the prior written consent of the other party.

11.

This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both BofA Securities and the Investment Manager.

12.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Manager:

Allianz Global Investors U.S. LLC

1633 Broadway

New York, New York 10019

Attn: Angela Borreggine, Chief Legal Officer and Secretary

or if to BofA Securities:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department, with a copy to ECM Legal Department or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

13.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

[Signature Page to BofA Securities SFA]

[●], 2019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of BofA Securities, Inc. or any of its affiliates (collectively, “BofA Securities”) to advise and assist the undersigned (together with its affiliates and subsidiaries, the “Company”) with the matters set forth in the Structuring Fee Agreement dated [●], 2019 among the Company and BofA Securities (the “Agreement”), in the event that BofA Securities becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold BofA Securities harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, willful misconduct or bad faith of BofA Securities. In addition, in the event that BofA Securities becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company shall reimburse BofA Securities for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by BofA Securities in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted primarily from the gross negligence, willful misconduct or bad faith of BofA Securities. As promptly as is reasonably practicable after receipt by BofA Securities of notice of the commencement of any Proceeding, BofA Securities will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to BofA Securities shall be selected by BofA Securities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of BofA Securities) also be counsel to BofA Securities. No indemnifying party shall, without the prior written consent of BofA Securities, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not BofA Securities is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of BofA Securities from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of BofA Securities.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and BofA Securities, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and BofA Securities, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and BofA Securities, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which BofA Securities has been retained to perform services bears to the fees paid to BofA Securities under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that BofA Securities is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by BofA Securities pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its members, employees or other agents), on the one hand, or by BofA Securities, on the other hand. Notwithstanding the provisions of this paragraph, BofA Securities shall not be entitled to contribution from the Company if it is determined that BofA Securities was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.

The Company shall not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not BofA Securities is an actual or potential party to such Proceeding, without BofA Securities’s prior written consent. For purposes of this Indemnification Agreement, BofA Securities shall include BofA Securities, Inc., any of its affiliates, each other person, if any, controlling BofA Securities, Inc. or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither BofA Securities nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either BofA Securities’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, willful misconduct or bad faith of BofA Securities in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term “affiliate” as used in the definition of “Company” herein does not include any registered investment company or pooled investment vehicle, except for AllianzGI Artificial Intelligence & Technology Opportunities Fund, for which the Company or any of its affiliates serves as investment advisor.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS

SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND BOFA SECURITIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BOFA SECURITIES OR ANY INDEMNIFIED PARTY. EACH OF BOFA SECURITIES AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF BOFA SECURITIES AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON BOFA SECURITIES OR THE COMPANY, RESPECTIVELY, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of BofA Securities’s engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

BOFA SECURITIES, INC.

By
Name:
Title:

[Signature Page to BofA Securities Indemnification Agreement]